Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 30, 2007 is entered into between PPT Vision, Inc., a Minnesota corporation (the “Company”) and the P.R. Peterson Keogh Plan (“Investor”).

WHEREAS, pursuant to a Warrant issued by the Company to the Investor today (the “Warrant”) the Investor is entitled to acquire from the Company fully paid and nonassessable shares of the Company’s common stock, $.10 par value (“Common Stock”); and

WHEREAS, the Company and the Investor believe it is in each of their best interest to provide for registration and other rights with respect to the shares of Common Stock to be issued under the Warrant.

NOW THEREFORE, the parties agree as follows:

Article I.                                               CERTAIN DEFINITIONS.  As used in this Agreement, the following terms have the following respective meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the Sate of Minnesota are authorized or required by law or executive order to close.

“Exchange Act” means the Exchange Act of 1934, as amended, and the rules and regulations adopted under that Act.

“Form S-3” means such form of Registration Statement as in effect on the date hereof or any Registration Statement subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holders” means the Investor and any other person to whom the Warrant or the Registrable Securities and the registration rights granted hereunder have been duly assigned or transferred by the Investor in accordance with this Agreement and the provisions of the Warrant, respectively.

“Register,” “registration” and “registered” refer to a registration effected under the Securities Act by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of the Registration Statement by the Commission.

“Registrable Securities” means:

(i)                                                       shares of Common Stock issued or issuable to Holders upon proper exercise of the Warrant;

(ii)                                                    all shares of Common Stock to be issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clauses (i).

Registrable Securities will cease to be Registrable Securities when

(i)                                     a Registration Statement covering the Registrable Securities has been declared effective under the Securities Act by the Commission and the Registrable Securities have been disposed of pursuant to the Registration Statement,

(ii)                                  all of the Registrable Securities owned by a Holder may be sold in a period of three months, in the opinion of counsel satisfactory to the Company, without any limitation as to volume pursuant to Rule 144,

(iii)                               the Registrable Securities are proposed to be sold or distributed by a person not entitled to the registration rights granted by this Agreement,

(iv)                              they have been transferred to a person in a private transaction to whom the rights under this Agreement have not been assigned,

(v)                                 they have been transferred in violation of the terms of the Warrant or

(vi)                              they have previously been registered or have been sold to the public either pursuant to a Registration Statement or Rule 144.

Wherever reference is made in this Agreement to a request or consent of Holders of a certain percentage of Registrable Shares, the determination of that percentage will include shares of Common Stock issuable upon exercise of the Warrant, even if the conversion or exercise has not yet been effected.

“Registration Expenses” means all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state blue sky fees and expenses, and the expense of any special audits incident to or required by any registration, but specifically exclude any Selling Holder Expense.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor provision then in effect.

“SEC” or “Commission” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holder Expenses” means all discounts, commissions or other amounts payable to underwriters in connection with a registration that are to be paid by the Holders of Registrable Securities included in a Registration Statement and all fees and expenses for counsel or other advisors for the Holders of Registrable Securities included in a Registration Statement.

Article II.                                           REGISTRATION RIGHTS.

Section 2.1              Demand Registration.

(a)               Demand Rights.  The Holders holding a majority of the Registrable Securities held by all of the Holders may at any time make a written request (the “Demand Notice”) that the Company register, and the Company must register (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities stated in such request if the Registrable Securities have an anticipated aggregate public offering price (net of underwriting discounts and commissions) of One Hundred Thousand Dollars ($100,000) (a “Demand Registration Statement”).  The Company must use its reasonable best efforts to cause any Demand Registration Statement to be filed with the Commission not later than 60 days after it receives a request under this Section.

(b)              Other Shareholders.  Any other person entitled to participate in a Demand Registration Statement (“Other Shareholders”) and the Company will be permitted to register equity securities of the Company in any Demand Registration Statement or to participate in the offering, but only as provided in this subparagraph, by requesting that securities of the same class as the Registrable Securities be included in the Demand Registration Statement for sale in the offering on the following terms and conditions:

(i)             Each Other Shareholder must give written notice of election to the Holders within 15 days of the date the Demand Notice was given to the Company, such notice to specify the number of shares proposed to be sold by each Other Shareholder in the offering;

(ii)          the Company must give written notice of election to the Holders within 15 days of the date the Demand Notice was given to the Company, such notice to specify the number of shares proposed to be sold by the Company in the offering (the Other Shareholder and Company shares are “Other Shares”);

(iii)       Each Other Shareholder and the Company must agree to sell such Other Shares on the same basis provided in the underwriting arrangements approved by the Holders and to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the Commission or by any state securities regulatory body;

(iv)      Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude Other Shares from the registration and the underwriting, and the number of Other Shares that may be included in the registration and the underwriting will be allocated pro rata among each Other Shareholder and the Company based upon the respective number of Other Shares sought to be included in the offering; and

(v)         If any Other Shareholder or the Company desire to withdraw their Other Shares from the Demand Registration Statement, they may only do so during the time period and on the terms to be determined by the Holders, the Company and the underwriters.

(c)               Limits.  Notwithstanding anything contained in this Section 2.1 to the contrary, the Company will not be obligated to effect more than one Demand Registration for the Holders during the term of this Agreement.  In addition, notwithstanding anything contained in this Section 2.1 to the contrary, the Company may delay the Demand Registration of the Registrable Securities if upon receipt of such Demand Notice if

(i)             the Company notifies the Holders that it is contemplating filing a Registration Statement within 90 days of the demand (which notice will not affect the Holders’ other rights hereunder, including without limitation the Holders’ rights under Section 2.2 below) or

(ii)          the Company notifies Holders that in the good faith judgment of the Company a material event has occurred that has not been publicly disclosed and if disclosed would have a material adverse effect on the Company.

In the case of clause (i) of this paragraph, the Company will use its best efforts, as soon as practical, upon the first to occur of the abandonment of such contemplated Registration Statement or the expiration of the 90-day period, to file the Demand Registration Statement for the Registrable Securities to which a Demand Notice relates, unless such Demand Notice is withdrawn.  In the case of clause (ii) of this paragraph, the Company may not delay the filing of the Demand Registration Statement for more than 90 days from the time of the demand unless such Demand Notice is withdrawn. The Company may not exercise the rights of postponement set forth above more than once in any twelve month period.  If there is a postponement under either clause (i) or (ii) above, the Demand Notice may be withdrawn by notice to the Company by the Holders of a majority of the Registrable Securities.  In this case, no demand will have been made for the purposes of this Section 2.1.

(d)              Expenses.  The Company will pay all Registration Expenses incurred in connection with a Demand Registration.

(e)               Other Demand Rights.  Each of the Holders may offer such Holder’s Registrable Securities under any Demand Registration pursuant to this Section 2.1(e).  Within five days after the receipt of a request for a Demand Registration, the Company will (i) give written notice thereof to all of the Holders (other than Holders that have requested a Demand Registration under Section 2.1(a)) and (ii) include in such registration all of the Registrable Securities held by such Holders from whom the Company has received a written request within ten days of the receipt by such Holders of the Company’s notice referred to in clause (i) above.  In the request referred to in clause (ii) above, the Holders must specify the number of Registrable Securities proposed to be registered.  The failure of any Holder to respond within such 10-day period referred to in clause (ii) above will be deemed to be a automatic waiver of such Demand Registration.  Any Holder may waive its rights under Section 2.1 with respect to such Demand Registration.  Any Holder may waive its rights under this Section 2.1(e) prior to the expiration of the 10-day period by giving written notice to the Company, with a copy to the other Holders.  If a Holder sends the Company a written request for inclusion of part of all of the Holder’s Registrable Securities in a registration, the Holder will not be entitled to withdraw or revoke the request without the prior written consent of the Company in its sole discretion.

Section 2.2              Piggyback Registrations.

(a)               Company Registration.  The Company will promptly notify Holders in writing at least twenty days prior to filing any Registration Statement for purposes of effecting a public offering of securities of the Company (excluding any Registration Statements on Form S-8 or on Form S-4 or any Registration Statement in connection with a public offering of any security that is not of the same class as the Registrable Securities) (a “Piggyback Registration”), and the Company will afford each Holder an opportunity to register on such Registration Statement (a “Piggyback Registration Statement”) all or any part of the Registrable Securities of the Holder.  Each Holder desiring to include in the Piggyback Registration Statement all or any part of the Registrable Securities held by such Holder must, within ten days after receipt of the notice from the Company, notify the Company in writing and inform the Company of the number of Registrable Securities the Holder wishes to include in the Piggyback Registration Statement.  If a Holder decides not to include all of its Registrable Securities in the Piggyback Registration Statement, the Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration, all upon the terms and conditions of this Agreement.  The Company will not be required to include any Registrable Securities in more than two Piggyback Registration during the term of this Agreement.

(b)              Underwriting.  If a Piggyback Registration is an underwritten offering, then the Company will so advise the Holders of Registrable Securities.  In this event, the right of any Holder’s Registrable Securities to be included in a Piggyback Registration will be conditioned upon the Holder’s participation in the offering in the same terms and conditions as the Securities for the account of the Company or other shareholders, as the case may be, and the inclusion of the Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for the underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the Piggyback Registration and the underwriting, and the number of shares that may be included in the Piggy Registration and the Piggyback Registration will be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder and third, any other securities requested to be included in such offering by any other shareholders of the Company.  If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw form it by written notice to the Company and the underwriter, delivered at least ten Business Days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the Piggyback Registration.  For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)               Expenses.  The Company will pay all Registration Expenses incurred in connection with a Piggyback Registration.

Section 2.3              Form S-3 Registrations.  In case the Company receives from the Holders of a majority of the Registrable Securities a written request that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holders, the Company must :

(a)               promptly give written notice of the proposed registration to all other eligible Holders of Registrable Securities; and

(b)              as soon as practicable, file the Registration Statement and use commercially reasonable efforts to have the Registration Statement declared effective as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other eligible Holders joining in such request as are specified in a written request given within fifteen days after receipt of such written notice from the Company.  The Company will not be obligated to effect any such registration, pursuant to this Section 2.3:

(i)             if Form S-3 is not available for such offering by the Holders;

(ii)          if the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company will have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than sixty days after receipt of the request of the Holders under this Section 2.3 provided.  The Company may not utilize this right more than once in any twelve month period, and may register any other of its shares during such sixty day period;

(iii)       if the Company has, within the nine month period preceding the date of the request, already effected one registration on Form S-3 for the Holders pursuant to this Section 2.3;

(iv)      if the Company has already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3;

(v)         if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $100,000;

(vi)      if the Holders would not be entitled to request a Demand Registration under Section 2.1.

(c)               Subject to the foregoing, the Company must file a Registration Statement covering the Registrable Securities as soon as practicable after receipt of the request of the Holders.

(d)              Each registration demanded pursuant to this Section 2.3 will be deemed to be a Demand Registration for the purposes of Section 2.1(c).

(e)               Expenses.  The Company will pay all Registration Expenses incurred in connection with a registration pursuant to this Section 2.3.

Section 2.4              Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company will, as expeditiously as reasonably possible:

(a)               Prepare and file with the SEC a Registration Statement, on such form as is then available to the Company in connection with such registration, with respect to the Registrable Securities and use commercially reasonable, diligent efforts to cause the Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep the Registration Statement effective for up to ninety days, or if earlier, then until the Holders have completed the distribution related thereto. This ninety day period will be extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, the ninety day period will be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (A) or (B) above to be contained in periodic reports filed pursuant to section 13 or 15(d) of the Exchange Act in the Registration Statement.

(b)              Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

(c)               Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in the registration.

(d)              Use reasonable, diligent efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as will be reasonably requested by the Holders,.  provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)               In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in the underwriting must also enter into and perform its obligations under such an agreement.

(f)                 Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the required to be included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in the light of the circumstances then existing and the Company must promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.5              Furnish Information.  It will be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 and 2.3 hereof that the selling Holders will furnish to the Company information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of the securities as will be required to timely effect the registration of their Registrable Securities.

Section 2.6              Delay of Registration.  No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 2.7              Notice to Discontinue.  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(f) the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(f) and, if so directed by the Company, the Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Holder’s possession, possession, of the prospectus covering such Registrable Securities that is current at the time of receipt of the notice.

Section 2.8              Indemnification.  In the event any Registrable Securities are included in a Registration Statement under Sections 2.1, 2.2 or 2.3 hereof:

(a)               By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls (within the meaning of the Securities Act) the Holder against any losses, claims, damages, or liabilities (joint or several) under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i)             any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)          the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading under the circumstances such statement were made; or

(iii)       any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such Registration Statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if the settlement is effected without the consent of the Company, nor will the Company be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director or controlling person of such Holder.

(b)              By Selling Holders.  To the extent permitted by law, each selling Holder whose Registrable Securities are included in a Registration Statement will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, and each underwriter, if any, and each person, if any, who controls any underwriter within the meaning of the Securities Act or the Exchange Act, and any other Holder selling securities under such Registration Statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any violation will not exceed the proceeds received by such Holder in the Registration Statement out of which such Violation arises unless the Violation is a result of fraud on the part of such Holder.

(c)               Notice.  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party will have the right, however, to retain its own counsel, with the fees and expenses to be paid by the indemnifying party (or, if there is more than one indemnified party, the indemnifying party will pay the fees and expenses of one counsel for any and all indemnified parties, to be mutually agreed upon by such indemnified parties), if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)              Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement in question becomes effective or the amended prospectus is filed with the SEC pursuant to SEC Rule 424(b), such indemnity agreement will not inure to the benefit of any person if a copy of such final prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim, or damage at or prior to the time such action is required by the Securities Act.

(e)               Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 1.1(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)                 Survival.  The obligations of the Company and Holders under this Section 2.8 will survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise.

Section 2.9              Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use reasonable efforts to:

(a)               to make and keep public information available, as those terms are understood and defined in Rule 144 at all times;

(b)              to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)               so long as a Holder owns any Registrable Securities, to furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

Section 2.10        Termination of the Company’s Obligations.  The obligations of the Company to register Registrable Securities under Sections 2.1, 2.2 and 2.3 will terminate on the earlier to occur of

(a)               the sale, lease or other disposition of all or substantially all of the assets of the Company;

(b)              an acquisition of the Company by another entity by consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting shares immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction; or

(c)               with respect to each Holder, whenever such Holder holds no Registrable Securities or may sell all such Holder’s Registrable Securities without registration pursuant to an exemption under Rule 144 or other exemption then applicable.

Article III.                                       ASSIGNMENT AND AMENDMENT.

Section 3.1              Assignment.  No person may be assigned the registration rights of a Holder under this Agreement (a) unless the Company is given written notice by the assigning Holder at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and (b) only to persons that are permitted transferees of the Warrant, or the Registrable Securities and provided further that prior to such assignment, any such assignee must execute a agreement to be bound by this Agreement in a form reasonably satisfactory to the Company and the assigning Holder.

Section 3.2              Amendment of Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, and (ii) Holders then holding at least a majority of all of the Registrable Securities.  Any amendment or waiver effected in accordance with this Section 3.2 will be binding upon (i) each Holder, (ii) each permitted successor or assignee of such Holder and (iii) the Company.

Article IV.                                      GENERAL PROVISIONS.

Section 4.1              Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

Section 4.2              Adjustments for Stock Splits.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company or any class or series, then, upon the occurrence of any subdivision, combination or share dividend of such class or series of shares, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

Section 4.3              Severability.  Whenever possible, each provision of this Agreement must be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

Section 4.4              Entire Agreement.  Except as otherwise expressly set forth herein or in agreements executed contemporaneously herewith, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.5              Successors and Assigns.  Except as otherwise provided herein, this Agreement will shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holders and their respective successors and assigns.

Section 4.6              Counterparts.  This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

Section 4.7              Remedies.  The Company and each Holder will be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Holder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 4.8              Notices.  All notices, requests, consents and other communications hereunder to any party will be deemed to be sufficient if contained in a written instrument delivered in person, including delivery by recognized express courier, fees prepaid, or sent by facsimile transmission, or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, in each case addressed:  if to the Company, at

PPT Vision, Inc.

12988 Valley View Road

Eden Prairie, MN  55344

Attention:

Mr. Joseph C. Christenson

Chief Executive Officer

or at such other address or addresses as may have been furnished in writing by the Company to the Holders, with a copy to

Lindquist & Vennum, P.L.L.P.

4200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Facsimile: (612) 371-3207,

Attention: Thomas G. Lovett, IV

if to a Holder, at the address and facsimile number set forth therefore for the Holder on Annex I attached hereto, or such other address as may hereafter be designated in writing by the addressee to the addressor pursuant to this Section 4.08.  All such notices, requests, consents and other communications will be deemed to have been received in the case of personal delivery, including delivery by express courier, on the date of such delivery; in the case of facsimile transmission, on the date of transmission; and in the case of mailing, on the third day after deposit in the U.S. mail, proper postage prepaid.

Section 4.9              Governing Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

Section 4.10        Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

COMPANY:
PPT Vision, Inc.

By:	/s/ Joseph C. Christenson
Its: President

INVESTOR:
P.R. Peterson Keogh Plan

By:	/s/ P. R. Peterson
Its: Trustee

ANNEX I

HOLDER(S)

Name & Address

P.R. Peterson Keogh Plan

6111 Blue Circle,

Minnetonka, Minnesota

55343-9102